Exhibit 99.4
Letter to Beneficial Holders Regarding the Offer to Exchange
Any and All Outstanding 9 3/4% Senior Subordinated Notes due 2014
for
9 3/4% Senior Subordinated Notes due 2014
of
iPAYMENT, INC.
Pursuant to the Prospectus dated                         , 2006
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
ON                                , 2006, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME
MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”).
TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR THE EXPIRATION DATE.
                    , 2006
To Our Clients:
      Enclosed for your consideration is a Prospectus dated                     , 2006 (the “Prospectus”) and a Letter of Transmittal (the “Letter of Transmittal”) that together constitute the offer (the “Exchange Offer”) by iPayment, Inc., a Delaware corporation (the “Company”), to exchange up to $205,000,000 aggregate principal amount of its 9 3/4% Senior Subordinated Notes due 2014 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding 9 3/4% Senior Subordinated Notes due 2014, issued and sold in a transaction exempt from registration under the Securities Act (the “Private Notes”), upon the terms and conditions set forth in the Prospectus. The Prospectus and Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.
      These materials are being forwarded to you as the beneficial owner of Private Notes carried by us for your account or benefit but not registered in your name. A tender of any Private Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Private Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Private Notes in the Exchange Offer.
      Accordingly, we request instructions as to whether you wish us to tender any or all of your Private Notes, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Private Notes.
      Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Private Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2006. Private Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.
      If you wish to have us tender any or all of your Private Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Private Notes held by us and registered in our name for your account or benefit.

INSTRUCTION TO REGISTERED HOLDER
FROM BENEFICIAL OWNER
OF 9 3/4% SENIOR SUBORDINATED NOTES DUE 2014
OF iPAYMENT, INC.
      The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer of the Company. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.
      This will instruct you to tender the principal amount of Private Notes indicated below held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.
      The aggregate face amount of the Private Notes held by you for the account of the undersigned is (fill in amount):
      $                    of the Private Notes.
      With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):
      ☐     To TENDER the following Private Notes held by you for the account of the undersigned (insert principal amount of Private Notes to be tendered, if any):
      $                    of the Private Notes.
      ☐     NOT to TENDER any Private Notes held by you for the account of the undersigned.
      If the undersigned instructs you to tender the Private Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Private Notes, including but not limited to the representations that (i) the undersigned’s principal residence is in the state of (fill in state) , (ii) the Exchange Notes to be acquired in exchange for Private Notes will be acquired in the ordinary course of business of the person acquiring the Exchange Notes, whether or not such person is the undersigned, (iii) neither the undersigned nor any person receiving any Exchange Notes directly or indirectly from the undersigned pursuant to the Exchange Offer is engaging or intends to engage in the distribution of the Exchange Notes and none of them have any arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) the undersigned and each person receiving any Exchange Notes directly or indirectly from the undersigned pursuant to the Exchange Offer acknowledge and agree that any broker-dealer or any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes (x) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and (y) cannot rely on the position of the staff of the Securities and Exchange Commission (the “Commission”) set forth in the Exxon Capital Holdings Corporation no-action letter (available May 13, 1988) and the Morgan Stanley and Co., Inc. no-action letter (available June 5, 1991), as interpreted in the Commission’s no-action letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, (v) the undersigned and each person receiving any Exchange Notes directly or indirectly from the undersigned in exchange for Private Notes understand that a secondary resale transaction described in clause (iv) above should be covered by an effective registration statement containing the selling shareholder information required by Item 507 or Item 508, if applicable, of Regulation S-K, (vi) neither the undersigned nor any person receiving any Exchange Notes directly or indirectly from the undersigned pursuant to the Exchange Offer is an “affiliate” of the Company, as defined under Rule 405 under the Securities Act and (vii) if the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Private Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of Section 10 of the Securities Act in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering such prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of Private Notes.

      The purchaser status of the undersigned is (check the box that applies):

☐	A “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act)

☐	An “Institutional Accredited Investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)

☐	A non “U.S. person” (as defined in Regulation S under the Securities Act) that purchased the Private Notes outside the United States in accordance with Rule 904 under the Securities Act

☐	Other (describe)

SIGN HERE
Name of Beneficial Owner(s):

Signature(s):

Name(s) (please print):

Address:

Principal place of business (if different from address listed above):

Telephone Number(s):

Taxpayer Identification or Social Security Number(s):

Date:

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